Exhibit 10.53

EXCHANGE AGREEMENT - SERIES A/B LOAN

THIS AGREEMENT MADE EFFECTIVE AS OF THE 9th DAY OF SEPTEMBER, 2003 (the "Effective Date"), EXECUTED ON THE ______ DAY OF SEPTEMBER, 2003.

BETWEEN:

●

(the "Securityholder")

AND:

VOICE MOBILITY INC., a corporation continued under the federal laws of Canada having a place of business at Suite 100, 4190 Lougheed Highway, Burnaby, B.C. V5C 6A8

("VMI")

AND:

VOICE MOBILITY INTERNATIONAL, INC., a company incorporated under the laws of the State of Nevada having a place of business at Suite 100, 4190 Lougheed Highway , Burnaby, B.C. V5C 6A8

("International")

WHEREAS:

A. The Securityholder is the owner of a series A/B Promissory Note in the principal amount of $●, (the "Original Note");

B. VMI and International are undertaking a restructuring (the "Restructuring") of their existing debt and equity capital to be completed on the Closing Date (as defined below);

C. The Securityholder has agreed to exchange the Original Note and VMI and International have agreed to issue a Series C Promissory Note of VMI (the "Series C Note"), ● common shares of International (the "Shares") and a warrant (the "Warrant") to purchase ● common shares of International at $0.425 per share for five years from the Closing Date (as defined below) to the Securityholder on the terms and conditions set forth in this Agreement;

D. International has guaranteed to repayment of the Original Note and wishes to guarantee the repayment of the Series C Note;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1. Representations and Warranties

1.1 In order to induce VMI and International to enter into this Agreement and complete its obligations hereunder, the Securityholder represents and warrants to VMI and International, that:

(a) the Original Note registered in the name of the Securityholder is beneficially owned by the Securityholder as set forth in the recitals to this Agreement, free and clear of all trade restrictions, liens, charges or encumbrances of any kind whatsoever;

(b) except as is provided for by operation of this Agreement, there are no options, shareholder or other agreements, rights of first refusal, shotgun provisions, piggy-back rights or other rights of any kind whatsoever to acquire all or any of his, her or its Original Note or any interest in them or which in any way encumber all or any of his, her or its Original Note;

(c) he, she or it has good and sufficient right and authority to enter into this Agreement and to carry out his, her or its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on him, her or it enforceable against him, her or it in accordance with its terms and conditions;

(d) to the extent that they might prevent him, her or it from meeting his, her or its obligations under this Agreement, there are no outstanding actions, litigation, arbitration proceedings, suits, judgments, investigations, enforcement of security proceedings, bankruptcy, insolvency or receivership proceedings or other proceedings of any kind whatsoever including, without limitation, divorce, separation, support, maintenance or division of asset proceedings if such Securityholder is a natural person, against or affecting him, her or it at law or in equity or before or by any person or entity or by any federal, provincial, state, municipal or other government department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of his, her or its knowledge, any pending or threatened;

(e) the execution and delivery of this Agreement and the performance of his, her or its obligations under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default, under any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which he, she or it is a party or by which he, she or it is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which he, she or it is bound; and

(f) the Securityholder has not incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement.

1.2 The representations and warranties of the Securityholder are true and correct as of the Effective Date and shall be true and correct at the Time of Closing as though they were made at that time, and should such not be the case, VMI shall be entitled, provided it provides notice of same to the Securityholder within a period of one year following the Closing, to seek remedy against such Securityholder for any such misrepresentation or breach of warranty.

2. Exchange

2.1 Subject to the terms and conditions of this Agreement, the Securityholder agrees to exchange, his, her or its Original Note with VMI for a Series C Note of VMI in the same principal amount and having the terms and conditions as attached as Schedule "A", the Shares, and the Warrant having the terms and conditions as attached as Schedule "B", and VMI and International agree with the Securityholder to exchange all of his, her or its Original Note for the Series C Note, the Shares and the Warrant on the Closing Date.

2.2 If at any time while this Warrant is outstanding International undertakes a consolidation of its share capital (the "Consolidation"), the parties agree that the holder shall be entitled to request International adjust (the "Adjust" or "Adjustment") the exercise price of the Warrant on the following basis. The holder will only be entitled to request this Adjustment in the following circumstances. If the closing price of International's shares on the third trading day after the shares return to trade subsequent to a Consolidation is less than the closing price of International's shares on the last trading day immediately prior to the Consolidation being implemented multiplied by the Consolidation ratio, then the holder may request the Adjustment. As an example, if the closing price on the day prior to the Consolidation price being implemented was $0.50 and the Consolidation ratio was 3:1, then the holder will be entitled to request Adjustment if, on the third trading day after the Consolidation the closing price of International's shares is less than $0.50 times 3 = $1.50. International will agree to adjust the exercise price of these Warrants by the same percentage erosion in the share price. Again, as an example, if the closing price on the third day, using the example above, was $1.35, the price erosion (the "Erosion") was $0.15 or 10%. In such case the exercise price of the Warrants would be adjusted as follows. The current exercise price is $0.425 per share. After a Consolidation of 3:1, the exercise price would be adjusted to $1.275. Then, the exercise price would be adjusted down by 10%, or $0.1275, from $1.275 to $1.1475, to reflect the Erosion. This Adjustment provision is subject to the following limitations:

(a) The holder will be entitled to elect to do this only once during the life of the Warrant.

(b) The Adjustment will not be made in the event that International makes an announcement during the three day period that could be reasonably be perceived to have caused the Erosion in the share price.

(c) The Adjustment is subject to the approval of the Toronto Stock Exchange. In the event that the Toronto Stock Exchange does not approve the Adjustment, International will not be required to make the Adjustment. International is obliged to make an application to the Toronto Stock Exchange if requested by the holder and to use it best interests to pursue such application.

2.3 VMI shall pay all interest accrued pursuant to the Original Note (the "Interest") to the Securityholder on the Closing Date in cash or by certified cheque or money order.

2.4 On the Closing Date, VMI and the Securityholder shall terminate the general security agreement (the "Old GSA") dated the 30th day of December, 2002 and shall execute a new general security agreement (the "New GSA") having the terms and conditions as attached as Schedule "C". The Company's repayment obligations under the Series C Note will rank equally with all other indebtedness that arises on the Restructuring and after all other registered charges and security interests registered as at the Closing Date.

2.5 On the Closing Date, International and the Securityholder shall terminate the guarantee (the "Old Guarantee") dated the 30th day of December 2002 and shall execute a new guarantee (the "New Guarantee") having the terms and conditions as attached as Schedule "D".

2.6 On the Closing Date, the Securityholder shall discharge the PPSA registration with respect to the Old GSA and may file a new PPSA registration with respect to the New GSA. The Securityholder shall take all steps necessary to terminate the Lender's Agent Agreement dated the 30th day of December, 2003 with respect to the Old GSA and the Old Guarantee and shall replace that with a new Lender's Agent Agreement (the "New Lender's Agent Agreement") with respect to the New GSA and New Guarantee having the terms and conditions as attached as Schedule "E".

3. Conditions Precedent

3.1 Each of the parties obligations under this Agreement including, without limitation, its obligation to close this Agreement, are subject to the concurrent closing of exchange agreements among VMI, International and each of the other securityholders of VMI that owns Series A Promissory Notes and Series A/B Promissory Notes.

4.1 Closing

4.1 The completion of the transactions contemplated under this Agreement shall be closed (the "Closing" or, if used in the past tense, "Closed") at the offices of Catalyst Corporate Finance Lawyers, 1400 - 1055 West Hastings Street, Vancouver, British Columbia at 10:00 a.m. local time in Vancouver, B.C. (the "Time of Closing") on such day (the "Closing Date") as the parties may agree upon.

4.2 At the Time of Closing on the Closing Date, the Securityholder shall deliver to VMI his, her or its Original Note, shall execute and deliver the New GSA, New Guarantee and the New Lender's Agent Agreement and the Old GSA and Old Guarantee shall be terminated.

4.3 At the Time of Closing on the Closing Date, VMI shall execute and deliver to the Securityholder the Series C Note and the New GSA, pay the Interest and the Old GSA shall be terminated.

4.4 At the time of Closing on the Closing Date, International shall execute and deliver to the Securityholder the New Guarantee, the Shares and the Warrant and the Old Guarantee shall be terminated.

5. General

5.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

5.2 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

5.3 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

5.4 Any notice, request, demand, election and other communication to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the parties at their following respective addresses:

To the Securityholder:

●

Attention: ●

Fax: ●
Email: ●

To VMI:

Suite 100, 4190 Lougheed Highway
Burnaby, B.C. V5C 6A8

Attention: Jay Hutton

Fax: (604) 482-0000
Email: jhutton@voicemobility.com

To International:

Suite 100, 4190 Lougheed Highway
Burnaby, B.C. V5C 6A8

Attention: Jay Hutton

Fax: (604) 482-0000
Email: jhutton@voicemobility.com

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and the party sending such notice should request acknowledgment of delivery and the party receiving such notice should provide such acknowledgment. Notwithstanding whether or not a request for acknowledgment has been made or replied to, whether or not delivery has occurred will be a question of fact. If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt.

5.5 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

5.6 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of British Columbia.

5.7 This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

THE CORPORATE SEAL of VOICE MOBILITY INC. was hereunto affixed in the presence of: ________________________________________ Authorized Signatory	) ) ) ) c/s ) )
THE CORPORATE SEAL of VOICE MOBILITY INTERNATIONAL, INC. was hereunto affixed in the presence of: ________________________________________ Authorized Signatory	) ) ) ) c/s ) )

SIGNED, SEALED & DELIVERED
by ● in the presence of:

Signature of Witness

Name of Witness: _________________________
Address of Witness: _______________________
________________________________________
Occupation of Witness: ____________________

) ) ) ) ) ____________________________________ ) ● ) ) ) ) )

SCHEDULE "A"
SERIES "C" NOTE

VOICE MOBILITY INC.

SERIES C PROMISSORY NOTE

Principal Amount: Cdn.$● Effective Date: September 9, 2003

1. Promise to Pay

1.1 FOR VALUE RECEIVED, Voice Mobility Inc. (the "Company"), a company continued under the Canada Business Corporations Act, acknowledges itself indebted and promises to pay to the order of ● (the "Holder") the sum of $● in lawful money of Canada. The amount owing under the terms of this Series C promissory note (the "Note") is repayable at a rate equal to 10% of the Company's gross sales as and when generated and as reported on the Company's quarterly and annual financial statements. Notwithstanding the above, the Note shall become due and payable in full on December 31, 2005 (the "Maturity Date"); provided, however, that if the Maturity Date is not a day on which banks are open for business in Vancouver, British Columbia (a "Business Day"), the Maturity Date shall be the next succeeding Business Day. The unpaid principal amount outstanding under the Note shall accrue and bear interest at a rate of 8% per annum, such interest being payable quarterly in arrears.

2.1 Redemption by the Company

2.1 This Note may be redeemed in whole or in part at any time by the Company and all accrued but unpaid interest. Any redemption by the Company shall be made rateably to all holders of Notes. Promptly upon making any such determination, the Company shall give notice thereof to the Holder. All payments hereunder shall be credited, first, to accrued and unpaid interest and second, to the outstanding principal and shall be without set-off or counterclaim and without deduction or withholding for any taxes. All payments hereunder shall be made to the Holder at the address as may be designated by the Holder from time to time.

3. Default

3.1 Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

(a) if the Company makes default in the observance or performance of any written covenant or undertaking given by the Company to the Holder and such default is not rectified within 15 Business Days of notice being delivered by the Holder to the Company;

(b) if the Company makes default in payment of any indebtedness or liability of the Company to the Holder hereunder, when due;

(c) any representation or warranty in any written statement or certificate furnished by the Company to the Holder at the time of the making of this Note or at any time in respect of this Note is untrue or misleading in any material respect and such default continues for a period of 15 Business Days after written notice thereof by the Holder to the Company;

(d) if an order is made or a resolution passed for the winding-up of the Company;

(e) if the Company becomes insolvent, commits any act of bankruptcy or makes an authorized assignment or bulk sale of its assets;

(f) if any proceedings with respect to the Company are commenced: (i) under the Companies Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, (ii) issuing sequestration or process of execution against, or against any substantial part of, the property of the Company, or (iii) appointing a receiver of the Company or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such proceedings are consented to by the Company or not dismissed within 60 days after commencement;

(g) if any one or more of a trustee, receiver and manager, custodian, liquidator or other person with similar powers is appointed for the Company or for any part of its property and is not discharged within 30 days of such appointment; or

(h) if an encumbrancer takes lawful possession of any portion of the property of the Company which is material to the Company taken as a whole, or if any process of execution is levied or enforced upon or against a material portion of the property of the Company and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless the Company actively and diligently contests in good faith such process, but in that event the Company shall, if the Holder so requires, give security which, in the discretion of the Holder, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

3.2 When any Event of Default has occurred, the Company shall give written notice to the Holder within five Business Days of such Event of Default. When any Event of Default has occurred and is continuing, the Holder may, by notice in writing delivered to the Company, declare the entire principal amount of this Note, together with all accrued and unpaid interest hereunder, if any, and this Note shall thereupon become, immediately due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

3.3 Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders ("Required Lenders" means, at any time, Holders which are then in compliance with their obligations under the Agency Agreement entered into between the Holder and William H. Laird, (the "Agent") acting as agent for the Holder, of even date herewith (as determined by the Agent) and holding Notes representing more than 50% of the aggregate outstanding principal amount of all outstanding Notes) or cured to the satisfaction of the Required Lenders, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Company take any of the following actions:

(a) Acceleration. Declare the unpaid principal, if any, and any accrued interest in respect of all Notes and any and all other obligations of any and every kind owing by the Company to the Holder under any Security Document ("Security Documents" refer to the guarantee agreement (the "Guarantee Agreement") entered into between the Agent and Voice Mobility International, Inc. (the "Guarantor") and the general security agreement entered into between the Agent and the Company, to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, save and except that the sole obligation of the Guarantor is to the Agent under the terms of the Guarantee Agreement and the Guarantor shall have no direct obligation to the Holder of any kind whatsoever; and

(b) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Security Documents and all rights of set-off.

3.4 Notwithstanding the foregoing, if an Event of Default specified in Section 5.1(f) shall occur, then all Obligations owing to the Holder hereunder shall automatically and immediately become due and payable without the giving of any notice or other action by the Holder or the Agent.

4. General

4.1 The Holder shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, which consent is not to be unreasonably withheld. Upon surrender to the Company of this Note for partial transfer, the Holder shall be entitled to receive, without expense to the Holder, one or more new Notes representing the portion of the Note which is not transferred. This Note shall be binding upon the Company and its successors and assigns including any successor by reason of amalgamation of or any other change in the Company and shall enure to the benefit of the Holder and his successors and assigns. The Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Holder, which consent is not to be unreasonably withheld.

4.2 The Company agrees to remain fully bound until this Note shall be fully paid and waives demand, presentment and protest, and all notices hereto, including notice of dishonour, and further agrees to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder. No failure to accelerate the debt evidenced hereby, and no indulgence that may be granted from time to time, shall be construed: (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by law. No extension of time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. No modification or indulgence by the Holder shall be binding unless in writing.

4.3 If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

All references to currency herein mean the lawful money of Canada. This Note shall be construed, governed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

VOICE MOBILITY INC.

Per: _______________________________

SCHEDULE "B"
WARRANT

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE NON-TRANSFERABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 10, 2004

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, PRIOR TO EFFECTIVENESS OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

Warrant No. T - ●

Date: September 9, 2003

● Common Shares Void after
Par Value September 8, 2008

CLASS T SHARE PURCHASE WARRANT

VOICE MOBILITY INTERNATIONAL, INC.
(the "Company")

This is to certify that, for value received, ● (the "Warrant Holder") of ● has the right to purchase from the Company, upon and subject to the terms and conditions hereinafter referred to, ● common shares with a par value of $0.001 per share (the "Shares") in the capital of the Company. The Shares may be purchased at a price of Cdn.$0.425 per Share, subject to adjustment as set out in this Warrant Certificate, at any time up to 5:00 p.m. local time in Vancouver, B.C. on September 8, 2008, subject to the Company's right of call as set our below.

The Company has the right on thirty (30) days written notice (the "Call Notice") to require the Warrant Holder to exercise the Warrant so long as the closing price of the common shares of the Company on The Toronto Stock Exchange equals or exceeds Cdn.$1.275 per common share for at least thirty consecutive trading days prior to the date of the Call Notice. The Warrants evidenced by this Warrant Certificate will terminate on the date that is 120 days (the "Call Period") from the date of the Call Notice in the event that the Warrant Holder does not exercise the Warrant during the Call Period.

The right to purchase the Shares may be exercised in whole or in part, by the Warrant Holder only, at the price set forth above (the "Exercise Price") within the time set forth above by providing the Company with the following documents at least 61 days in advance of its intention to exercise the Warrants:

(a) completing and executing the Subscription Form attached hereto for the number of the Shares which the Warrant Holder wishes to purchase, in the manner therein indicated;

(b) surrendering this Warrant Certificate, together with the complete Subscription Form, to the Company at 100-4190 Lougheed Highway, Burnaby, British Columbia, V5C 6A8; and

(c) paying the appropriate Exercise Price, in Canadian funds, for the number of the Shares of the Company subscribed for, either by certified cheque or bank draft (drawn on a Canadian Chartered Bank) or money order payable to the Company in Vancouver, British Columbia.

If requested in writing, within 90 days from the date of this Warrant Certificate, by all investors that were issued Warrants under a restructuring of existing debt of the Company that closed on September 9, 2003, the Company shall file a registration statement with the United States Securities and Exchange Commission to register the resale of the Shares that may be issued under this Warrant Certificate. If the Company fails to do so the Exercise Price will reduce to Cdn.$0.36 per Share.

Upon surrender and payment, the Company shall issue to the Warrant Holder or to such other person or persons as the Warrant Holder may direct, the number of the Shares subscribed for and will deliver to the Warrant Holder, at the address set forth on the subscription form, a certificate or certificates evidencing the number of the Shares subscribed for. If the Warrant Holder subscribes for a number of Shares which is less than the number of Shares permitted by this warrant, the Company shall forthwith cause to be delivered to the Warrant Holder a further Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

In the event of any subdivision of the common shares of the Company (as such common shares are constituted on the date hereof) into a greater number of common shares while this warrant is outstanding, the number of Shares represented by this warrant shall thereafter be deemed to be subdivided in like manner and the Exercise Price adjusted accordingly, and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for common shares of the Company as subdivided.

In the event of any consolidation of the common shares of the Company (as such common shares are constituted on the date hereof) into a lesser number of common shares while this warrant is outstanding, the number of Shares represented by this warrant shall thereafter be deemed to be consolidated in like manner and the Exercise Price adjusted accordingly, and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for common shares of the Company as consolidated.

In the event of any capital reorganization or reclassification of the common shares of the Company or the merger or amalgamation of the Company with another corporation at any time while this warrant is outstanding, the Company shall thereafter deliver at the time of purchase of the Shares hereunder the number of common shares the Warrant Holder would have been entitled to receive in respect of the number of the Shares so purchased had the right to purchase been exercised before such capital reorganization or reclassification of the common shares of the Company or the merger or amalgamation of the Company with another corporation.

If at any time while this, or any replacement, Warrant is outstanding the Company undertakes a consolidation of its share capital (the "Consolidation"), the parties agree that the Warrant Holder shall be entitled to request the Company to adjust (the "Adjust" or "Adjustment") the Exercise Price of the Warrant on the following basis. The Warrant Holder will only be entitled to request this Adjustment in the following circumstances. If the closing price of the Company's shares on the third trading day after the shares return to trade subsequent to a Consolidation is less than the closing price of the Company's shares on the last trading day immediately prior to the Consolidation being implemented multiplied by the Consolidation ratio, then the Warrant Holder may request the Adjustment. As an example, if the closing price on the day prior to the Consolidation price being implemented was $0.50 and the Consolidation ratio was 3:1, then the Warrant Holder will be entitled to request Adjustment if, on the third trading day after the Consolidation the closing price of the Company's shares is less than $0.50 times 3 = $1.50. The Company will agree to adjust the Exercise Price of these Warrants by the same percentage erosion in the share price. Again, as an example, if the closing price on the third day, using the example above, was $1.35, the price erosion (the "Erosion") was $0.15 or 10%. In such case the Exercise Price of these Warrants would be adjusted as follows. The current Exercise Price is $0.425 per Share. After a Consolidation of 3:1, the Exercise Price would be adjusted to $1.275. Then, the Exercise Price would be adjusted down by 10%, or $0.1275, from $1.275 to $1.1475, to reflect the Erosion. This Adjustment provision is subject to the following limitations:

(a) The Warrant Holder will be entitled to elect to do this only once during the life of the Warrant.

(b) The Adjustment will not be made in the event that the Company makes an announcement during the three day period that could be reasonably be perceived to have caused the Erosion in the share price.

(c) The Adjustment is subject to the approval of the TSX. In the event that the TSX does not approve the Adjustment, the Company will not be required to make the Adjustment. The Company is obliged to make an application to the TSX if requested by the Warrant Holder and to use it best interests to pursue such application.

If at any time while this, or any replacement, warrant is outstanding:

(a) the Company proposes to pay any dividend of any kind upon its common shares or make any distribution to the holders of its common shares;

(b) the Company proposes to offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or other rights;

(c) the Company proposes any capital reorganization or classification of its common shares or the merger or amalgamation of the Company with another corporation; or

(d) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

The Company shall give to the Warrant Holder at least seven days prior written notice (the "Notice") of the date on which the books of the Company are to close or a record is to be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, amalgamation, dissolution, liquidation or winding-up. The Notice shall specify, in the case of any such dividend, distribution or subscription rights, the date on which holders of common shares of the Company will be entitled to exchange their common shares for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be. Each Notice shall be delivered by hand, addressed to the Warrant Holder at the address of the Warrant Holder set forth above or at such other address as the Warrant Holder may from time to time specify to the Company in writing.

The holding of this Warrant Certificate or the Warrants represented hereby does not constitute the Warrant Holder a member of the Company.

Nothing contained herein confers any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to 5:00 p.m. local time in Vancouver, B.C. on September 8, 2008 and from and after such time, this Warrant and all rights hereunder will be void.

The Warrants represented by this Warrant Certificate are non-transferable. Any common shares issued pursuant to this Warrant will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 10, 2004"

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS."

Time will be of the essence hereof.

This Warrant Certificate is not valid for any purpose until it has been signed by the Company.

IN WITNESS WHEREOF, the Company has caused its common seal to be hereto affixed and this warrant certificate to be signed by one of its directors as of the _______________ day of _____________________, 2003.

VOICE MOBILITY INTERNATIONAL, INC.

Per:

___________________________
Authorized Signatory

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SUBSCRIPTION FORM

To: VOICE MOBILITY INTERNATIONAL, INC. (the "Company")
And to: the directors thereof.

Pursuant to the Share Purchase Warrant made the ____________ day of __________________, 2003, the undersigned hereby provides the Company with at least 61 days notice of its intention to subscribe for and agrees to take up ____________________ common shares with a par value of $0.001 per share (the "Shares") in the capital of the Company, at a price of Cdn.$0.425 per Share, subject to adjustment as set out in the Share Purchase Warrant, for the aggregate sum of Cdn.$___________________ (the "Subscription Funds"), and encloses herewith a certified cheque, bank draft or money order payable to the Company in full payment of the Shares.

The undersigned hereby requests that:

(a) the Shares be allotted to the undersigned;

(b) the name and address of the undersigned as shown below be entered in the registers of members and allotments of the Company;

(c) the Shares be issued to the undersigned as fully paid and non-assessable common shares of the Company; and

(d) a share certificate representing the Shares be issued in the name of the undersigned.

The undersigned hereby represents, warrants and covenants to the Company that:

(a) it understands that the Shares have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the delivery of the Shares to it is being made in reliance on a private placement exemption from such registration;

(b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments in the Shares and is able to bear the economic risks of such investments;

(c) it is an "accredited investor" (an "Accredited Investor") within the meaning of Rule 501 under the U.S. Securities Act;

(d) it is acquiring the Shares for its own account or for the account of another Accredited Investor as to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws or applicable state securities laws;

(e) it agrees that if it decides to offer, sell or otherwise transfer the Shares it will not do so unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and applicable state securities laws;

(iii) the sale is made pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws and regulations; or

(iv) with the prior written consent of the Company, the sale is made pursuant to another applicable exemption from registration under the U.S. Securities Act and any applicable state securities laws.

(f) it is the original purchaser of the share purchase warrant of the Company issued to the purchaser under the Exchange Agreement dated September 9, 2003, between the purchaser and the Company.

Dated this _________ day of _________________, 20_____.

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on your share certificate and in the register of members.)
Full Name:
Full Address:

Signature of Subscriber:

SCHEDULE "C"
NEW GSA

GENERAL SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made the ____ day of , 2003.

BETWEEN:

VOICE MOBILITY INC., a company continued under the laws of the Canada Business Corporations Act with its principal place of business at 100 - 4190 Lougheed Highway, Burnaby, BC, V5C 6A8.

(the "Debtor")

AND:

WILLIAM H. LAIRD, of PO Box 1022, Salmon Arm, BC, V1E 4P2

(the "Secured Party")

FOR VALUE RECEIVED, the Debtor hereby covenants, agrees, warrants, represents, acknowledges, and confirms to and with the Secured Party and creates and grants the mortgages, charges, and security interests as follows:

WHEREAS, pursuant to lender's agent agreements (the "Agency Agreements") between the Secured Party and certain individuals (the "Lenders") dated September 9, 2003, the Lenders appointed the Secured Party as their agent with respect to the security interest granted by the Debtor to the Lenders in accordance with the terms of their respective loan subscription agreements; and

AND WHEREAS, the Lenders' rights to enforce the security interest granted in accordance with the terms and conditions of this Agreement will be carried out pursuant to the terms and conditions of the respective Agency Agreements.

1. SECURITY INTEREST

1.1 As security for the payment and performance of the Obligations (as later defined in clause 3), the Debtor, subject to the exceptions set out in clause 2, does:

a) grant to the Secured Party, by way of mortgage, charge, assignment, and transfer, a security interest in all of the Debtor's present and after acquired personal property, and in all personal property in which the Debtor has rights, of whatever nature or kind and wheresoever situate, including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of the Debtor:

i) all inventory of whatever kind and wherever situate, including, without limitation, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies, and containers relating to or used or consumed in connection with any of the foregoing (collectively the "Inventory");

ii) all equipment of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, fixtures, furniture, furnishings, chattels, motor vehicles, vessels, and other tangible personal property of whatsoever nature or kind (collectively the "Equipment");

(iii) all book accounts and book debts and generally all accounts, debts, dues, claims, choses in action, and demands of every nature and kind howsoever arising or secured, including letters of credit and advices of credit, which are now due, owing, or accruing or growing due to or owned by or which may hereafter become due, owing, or accruing or growing due to or owned by the Debtor (the "Accounts");

(iv) all contractual rights, insurance claims, licences, goodwill, patents, trademarks, trade names, copyrights, and other or intellectual property of the Debtor or in which the Debtor has an interest, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not accounts, chattel paper, instruments, documents of title, securities, or money;

(v) all money;

(vi) the undertaking of the Debtor;

(vii) all chattel paper, documents of title (whether negotiable or not), instruments, intangibles, and securities now owned or hereafter owned or acquired by or on behalf of the Debtor (including such as may be returned to or repossessed by the Debtor), and all other goods of the Debtor which are not equipment, Inventory, or accounts;

(viii) all proceeds, renewals, and accretions and substitutions of any of the foregoing; and

(ix) all deeds, documents, writings, papers, books of account and other books, and electronically recorded data relating to any of the foregoing or by which any of the foregoing is or may hereafter be secured, evidenced, acknowledged or made payable.

1.2 The mortgages, charges, assignments and transfers, and security interests created or granted pursuant to clause 1.1 hereof are hereinafter collectively called the "Security Interest", and all property, assets, interests, and undertakings (including Proceeds) subject to the Security Interest or otherwise charged or secured hereby or expressed to be charged, assigned or transferred, or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the "Collateral".

2. DEFINITIONS

Words and expressions used herein that have been defined in the Personal Property Security Act of the Province of British Columbia, as amended from time to time, which Act, including regulations and amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "Act", shall, unless otherwise defined herein or otherwise required by the context, be interpreted pursuant to their respective meanings in the Act whether expressed herein with or without initial capital letters and whether in the singular or plural. Provided always that the term "Inventory" shall include livestock and the young thereof after conception and crops that become such within six months of execution of this Security Agreement. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The term "Proceeds" whenever used and interpreted as above shall by way of example include trade-ins, equipment, cash, bank accounts, notes, chattel paper, goods, contract rights, accounts, and any other personal property or obligation received when such collateral or proceeds are sold, exchanged, collected, or otherwise disposed of. The term "licence" means any licence or similar right at any time owned or held by the Debtor, including without limitation to a "licence" as defined in the Act, and the meaning of the term "crops" whenever used herein includes but is not limited to "crops" as defined in the Act.

3. OBLIGATIONS SECURED

This Security Agreement and the Security Interest are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest thereon), present or future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account and all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety, and for the performance and satisfaction of all obligations of the Debtor to the Secured Party, whether or not contained in this Security Agreement and whether the Debtor be bound alone or with another or others (all of which indebtedness, liability, and obligations are collectively the "Obligations").

4. PROHIBITIONS

Without the prior written consent of the Secured Party the Debtor shall not and shall not have power to:

a) grant, create, or permit to be created any security interest in, charge, encumbrance, or lien over, or claim against any of its property, assets, or undertakings which ranks or could in any event rank in priority to or pari passu with the Security Interest, or

b) grant, sell, or otherwise assign its Chattel Paper.

5. ATTACHMENT

The Debtor hereby acknowledges and confirms that:

a) there is no intention to delay the time of attachment of the Security Interest hereby created and that the Security Interest shall attach at the earliest time permissible under the laws governing this Security Agreement;

b) that value has been given; and

c) that the Debtor has (or in the case of any after acquired property, will have at the time of acquisition) rights in the Collateral.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Debtor represents and warrants to the Secured Party that:

a) this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable), of the Debtor and that all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor's obligations hereunder, legal, valid, and binding;

b) the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens, and claims, save only the charges or security interests, if any, shown in any schedule hereto and those consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement;

c) where the Collateral includes accounts, chattel paper, or instruments, each is enforceable in accordance with its terms against the party obligated thereunder and that the Debtor has fully and accurately disclosed to the Secured Party the amount owing thereunder and any other relevant information concerning liability for payment thereunder; and

d) with respect to goods constituting Collateral, the Debtor has herein or elsewhere fully and accurately disclosed to the Secured Party the locations thereof and of the business operations and records of the Debtor.

7. COVENANTS OF THE DEBTOR

7.1 The Debtor covenants and agrees with the Secured Party that at all times while this Security Agreement remains in effect the Debtor will:

a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

b) maintain and keep maintained the Security Interests hereby created:

c) maintain the Collateral in good order and repair;

d) forthwith pay:

i) all taxes, assessments, rates, duties, levies, government fees, claims, dues, and other charges of every nature which may be lawfully levied, assessed, or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay; and

ii) all security interests, charges, encumbrances, liens, and claims which rank or could in any event rank in priority to the Security Interest, other than the charges or security interests, if any, shown in Schedule A attached hereto and those consented to in writing by the Secured Party;

e) forthwith pay all costs, charges, expenses, and legal fees and disbursements which may be incurred by the Secured Party in:

i) inspecting the Collateral;

ii) negotiating, preparing, perfecting, and registering this Security Agreement or notice of it and other documents, whether or not relating to this Security Agreement;

iii) investigating title to the Collateral;

iv) taking, recovering, keeping possession of, and insuring the Collateral; and

v) all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other Security Interest held by the Secured Party as security for the Obligations;

f) at the Secured Party's reasonable request at any time and from time to time, execute, and deliver such further and other documents and instruments and do all acts and things as the Secured Party in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the Security Interest in favour of the Secured Party upon any of the Collateral;

g) notify the Secured Party promptly of:

i) any change in the information contained herein relating to the Debtor, its business, or the Collateral, including without limitation any change of name or address of the Debtor and any change in location of any Collateral;

ii) the details of any material acquisition of Collateral;

iii) any material loss or damage to the Collateral;

iv) any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts;

v) the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor; and

vi) the details of any claims or litigation affecting the Debtor or the Collateral;

h) prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

i) permit the Secured Party and its representatives on reasonable notice and at all reasonable times, access to all its property, assets, and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection;

j) deliver to the Secured Party from time to time promptly upon request:

i) any documents of title, instruments, securities, and chattel paper constituting, representing, or relating to Collateral;

ii) all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists, and other writings relating to the Collateral for the purpose of inspecting, auditing, or copying the same;

iii) all financial statements prepared by or for the Debtor regarding the Debtor's business;

iv) all policies and certificates of insurance relating to the Collateral; and

v) such information concerning the Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may reasonably require;

k) carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor's business as well as accurate and complete records concerning Collateral;

l) observe and perform the additional covenants, if any, set out in any schedule attached hereto.

7.2 The Debtor covenants that at all times while this Security Agreement remains in effect, without the prior written consent of the Secured Party, it will not:

a) declare or pay any dividends;

b) purchase or redeem any of its shares or otherwise reduce its share capital;

c) become guarantor of any obligation; or

d) become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to any bank accounts of the Debtor.

7.3 Except as herein provided, without the prior written consent of the Secured Party, the Debtor will not:

a) sell, lease, or otherwise dispose of the Collateral;

b) release, surrender, or abandon possession of the Collateral; or

c) move or transfer the Collateral from the jurisdiction or jurisdictions in which the Security Interest has been perfected.

7.4 Provided that the Debtor is not in default under this Security Agreement, at any time without the consent of the Secured Party the Debtor may lease, sell, license, consign, or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

8. INSURANCE

8.1 The Debtor covenants that at all times while this Security Agreement is in effect the Debtor shall:

a) maintain or cause to be maintained in such amounts and covering such risks as are customarily carried by companies in the same or similar business insurance on the Collateral with an insurer. If required by Secured Party, Debtor shall obtain such forms of loss payable endorsements in favour of Secured Party as Secured Party may designate and shall provide for Secured Party to be named as an additional insured with respect to such policies.

8.2 If proceeds of any insurance required hereunder become payable the Secured Party may, in its absolute discretion, apply such proceeds to such part or parts of the Obligations as the Secured Party may see fit or the Secured Party may release any such insurance proceeds to the Debtor for the purpose of repairing, replacing, or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

8.3 The Debtor will forthwith, on the happening of loss or damage to the Collateral, notify the Secured Party thereof and furnish to the Secured Party at the Debtor's expense any necessary proof and do any necessary act to enable the Secured Party to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Secured Party's right to submit to the insurer a proof of loss on its own behalf.

8.4 The Debtor hereby irrevocably authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Secured Party as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Secured Party to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

8.5 If the Debtor fails to maintain insurance as required hereby, the Secured Party may, but shall not be obliged to, maintain, or effect such insurance coverage, or so much thereof as the Secured Party considers necessary for its protection.

9. USE AND VERIFICATION OF COLLATERAL

Subject to compliance with the Debtor's covenants contained herein and clause 10 hereof, the Debtor may, until default, possess, operate, collect, use, and enjoy and deal with the Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions hereof; provided always that the Secured Party shall have the right upon reasonable request at any time and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to the Secured Party or its agents access to all places where the Collateral may be located and to all premises occupied by the Debtor.

10. COLLECTION OF DEBTS

Notwithstanding any one provision of this Security Agreement, upon default, the Secured Party may notify all or any account debtors of the Debtor of the Security Interest and may also direct such account debtors to make all payments on Collateral to the Secured Party. The Debtor acknowledges that any payments on or other proceeds of Collateral received by the Debtor from account debtors, whether before or after notification of this Security Interest to account debtors and whether before or after default under this Security Agreement shall be received and held by the Debtor in trust for the Secured Party and shall be turned over to the Secured Party upon request.

11. INCOME FROM AND INTEREST ON COLLATERAL

11.1 Until default, the Debtor reserves the right to receive any money constituting income from or interest on Collateral and if the Secured Party receives any such money prior to default, the Secured Party shall either credit the same against the Obligations or pay the same promptly to the Debtor.

11.2 After default, the Debtor will not request or receive any money constituting income from or interest on Collateral and if the Debtor receives any such money in any event, the Debtor will hold such money in trust for the Secured Party and will pay the same promptly to the Secured Party.

12. INCREASES, PROFITS, PAYMENTS, OR DISTRIBUTIONS

12.1 Whether or not default has occurred, the Debtor authorizes the Secured Party:

a) to receive any increase in or profits on the Collateral (other than money) and to hold the same as part of the Collateral. Money so received shall be treated as income for the purposes of clause 12 hereof and dealt with accordingly, and

b) to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender such Collateral in exchange therefor; and to hold any such payment or distribution as part of Collateral.

12.2 If the Debtor receives any such increase or profits (other than money) or payments or distributions, the Debtor will deliver the same promptly to the Secured Party to be held by the Secured Party as herein provided.

13. DISPOSITION OF MONIES

Subject to any applicable requirements of the Act, all monies collected or received by the Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied on account of the Obligations in such manner as the Secured Party deems best or, at the option of the Secured Party, may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Secured Party hereunder, and any surplus shall be accounted for as required by law.

14. PERFORMANCE OF OBLIGATIONS

If the Debtor fails to perform any of its obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses, and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall be secured hereby and rank prior to all claims subsequent to this Security Agreement.

15. DEFAULT

15.1 Unless waived by the Secured Party, it shall be an event of default ("default") under this Security Agreement and this Security Agreement shall become enforceable if any material term, covenant, or representation of this Security Agreement is breached or if any other agreement between the parties hereto has been breached by the Debtor.

15.2 In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Security Agreement.

16. ACCELERATION

The Secured Party, in its sole discretion, may declare all or any part of the Obligations which are not by their terms payable on demand to be immediately due and payable in the event of any default. The provisions of this clause do not and are not intended to affect in any way any rights of the Secured Party with respect to any Obligations which may now or hereafter be payable on demand.

17. ENFORCEMENT

17.1 Upon any default under this Security Agreement, the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, but without limiting the generality of the foregoing, the Secured Party may do any of the following:

a) appoint by instrument a receiver, receiver and manager, or receiver-manager (the person so appointed is hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

b) enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents, and its servants therefrom, without becoming liable as a mortgagee in possession;

c) preserve, protect, and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

d) sell, lease, or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale, lease, or other disposition is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease, or other disposition until the monies therefor are actually received; and

e) exercise all of the rights and remedies of a secured party under the Personal Property Security Act.

17.2 A Receiver appointed pursuant to this Security Agreement shall be the agent of the Debtor and not of the Secured Party and the Secured Party shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any Receiver, its servants, agents, or employees. A Receiver shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of the Secured Party hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose to enter upon, use, and occupy all premises owned or occupied by the Debtor wherein Collateral may be situate, maintain Collateral upon such premises, use Collateral directly or indirectly in carrying on the Debtor's business and from time to time to borrow money either unsecured or secured by a security interest in any of the Collateral, such security interest may rank before or pari passu with or behind any of the Security Interests created by this Security Agreement, and if it does not so specify such security interest shall rank in priority to the Security Interests created by this Security Agreement.

17.3 Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct or as follows:

a) in payment of all costs, charges, and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver excluding the Receiver's borrowings;

b) in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations; and

c) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations;

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

17.4 The Debtor agrees that the Secured Party may exercise its rights and remedies hereunder immediately upon default, except as may be otherwise provided in the

18. DEFICIENCY

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

19. RIGHTS CUMULATIVE

All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future Security Agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

20. LIABILITY OF SECURED PARTY

The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor shall the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party shall not be bound to do, observe, or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Secured Party, in the case of Securities, Instruments, or Chattel Paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

21. APPOINTMENT OF ATTORNEY

The Debtor hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances, or consents that the Debtor is obliged to sign, endorse or execute, and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement.

22. ACCOUNTS

Notwithstanding any other provision of this Security Agreement, upon an event of default the Secured Party may collect, realize, sell, or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions, and at such time or times, whether before or after default, as may seem to it advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of Part 5 of the Personal Property Security Act. All monies or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party.

23. APPROPRIATION OF PAYMENTS

Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

24. LIABILITY TO ADVANCE

None of the preparation, execution, perfection, and registration of this Security Agreement or notice hereof or the advance of any monies shall bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

25. WAIVER

The Secured Party may from time to time and at any time waive in whole or in part any right, benefit, or default under any clause of this Security Agreement but any such waiver of any right, benefit, or default on any occasion shall be deemed not to be a waiver of any such right, benefit, or default thereafter, or of any other right, benefit, or default, as the case may be, and no delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any default shall operate as a waiver thereof or of any other right or remedy.

26. NOTICE

Notice may be given by any party in writing and shall be well and sufficiently given if sent by prepaid registered mail, by delivery, or by facsimile transmission to the party for whom it is intended, at the address or transmitted to the facsimile number herein provided, or to such other address or to such other facsimile number as may be set forth in any notice given pursuant to these notice provisions from time to time. Any such notice shall be deemed to have been given and received:

a) if delivered, when delivered,

b) if mailed by prepaid registered mail when there is no known or anticipated disruption of postal services, on the third business day following that on which it was mailed; and

c) if sent by facsimile transmission, on the close of business on the day on which it was transmitted.

27. EXTENSIONS

The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of the Security Interest, and otherwise deal with the Debtor, account debtors of the Debtor, sureties, and others and with the Collateral, the Security Interest, and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the security constituted by this Security Agreement.

28. NO MERGER

This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, mortgage, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

29. ASSIGNMENT

The Secured Party may not assign, transfer, or grant a security interest in this Security Agreement or the Security Interests created herein.

30. SATISFACTION AND DISCHARGE

Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, shall be deemed not to be a redemption or discharge of this Security Agreement. The Debtor shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations.

31. ENUREMENT

This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, and permitted assigns.

32. INTERPRETATION

32.1 In this Security Agreement, "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations, or partnerships and, if more than one, shall apply to and be binding upon each of them jointly and severally;

32.2 Words and expressions used herein in the singular shall be read as if the plural were expressed, and vice-versa, and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm, or corporation.

32.3 Should any provision of this Security Agreement be declared or held invalid or unenforceable in whole or in part or against or with respect to the Debtor by a court of competent jurisdiction, such invalidity or unenforceability will not affect the validity or enforceability of any or all of the remaining provisions of this Security Agreement which will continue in full force and effect and be construed as if this Security Agreement had been executed without the invalid or unenforceable provision.

32.4 The headings of the sections and clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter, or enlarge the meaning of any provision of this Security Agreement.

32.5 This Security Agreement shall be governed by the laws of British Columbia.

33. MISCELLANEOUS

33.1 The Debtor hereby authorizes the Secured Party to file such financing statements, financing change statements, and other documents and do such acts, matters, and things as the Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve the Collateral and to realize upon the Security Interest.

33.2 The Debtor hereby waives protest of any Instrument constituting Collateral at any time held by the Secured Party on which the Debtor is any way liable and, subject to the provisions of the Personal Property Security Act, notice of any other action taken by the Secured Party.

33.3 The Debtor acknowledges and agrees that in the event it amalgamates with any other company or companies it is the intention of the parties hereto that the term "Debtor" when used herein shall apply to each of the amalgamating companies and to the amalgamated company, such that the Security Interest granted hereby:

a) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated company, and

b) shall secure the "Obligations" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to the Secured Party at the time of amalgamation and any "Obligations" of the amalgamated company to the Secured Party thereafter arising. The Security Interest shall attach to "Collateral" owned by each company amalgamating with the Debtor, and by the amalgamated company, at the time of amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

33.4 The Debtor hereby authorizes the Secured Party to provide a copy of this Security Agreement and such other information and documents specified under the Act to any person entitled pursuant to the Personal Property Security Act to demand and receive same.

34. COPY OF AGREEMENT AND FINANCING STATEMENT

The Debtor hereby:

a) acknowledges receiving a copy of this Security Agreement, and

b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed, issued, or obtained at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of the date and year first above written.

EXECUTION DATE
Officer's Signature	Year	Month	Day	Borrower's Signature
	2003			VOICE MOBILITY INC. Per:__________________________ Name:________________________

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1979, c.116, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

SCHEDULE A

CHARGES REGISTERED AGAINST THE ASSETS OF
VOICE MOBILITY INC.

**************** PPSA SECURITY AGREEMENT ****************

Reg. Date:	DEC 06, 1999	Reg. Length:	4 YEARS
Reg. Time:	15:34:43	Expiry Date:	DEC 06, 2003
Base Reg. #:	8597674	Control #:	B3432471

This registration was selected and included for your protection because of close proximity to your search criteria.

Block#

Secured Party:	XEROX CANADA INC.
5650 YONGE STREET
NORTH YORK ON M2M 4G7

*** Name/Address Changed on May 3, 2001 to:

S0001 Secured Party:	XEROX CANADA LIMITED
5650 YONGE STREET 9TH FLOOR
NORTH YORK ON M2M 4G7
=D0001 Base Debtor:	VOICE MOBILITY INC
(Business) 13777 COMMERCE PARKWAY
RICHMOND BC V6V 2X3

General Collateral:

ALL PRESENT AND AFTER ACQUIRED XEROX EQUIPMENT AND GOODS

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date:	OCT 10, 2000	Reg. Length:	3 YEARS
Reg. Time:	10:43:31	Expiry Date:	OCT 10, 2003
Base Reg. #:	9114892	Control #:	B3847522

This registration was selected and included for your protection because of close proximity to your search criteria.

Block#

S0001 Secured Party:	HSBC BANK CANADA
1578 MARINE DRIVE,
WEST VANCOUVER BC V7V 1H8
=D0001 Base Debtor:	VOICE MOBILITY INC
(Business) 13777 COMMERCE PARKWAY 180
RICHMOND BC V6V 2X3

General Collateral:

THE ENTIRE RIGHT, TITLE, CLAIM AND INTEREST OF THE DEBTOR IN AND TO THE PRINCIPAL SUM, INTEREST AND ALL OTHER MONIES OWING AND PAYABLE OR HEREAFTER OWING AND PAYABLE TO THE DEBTOR PURSUANT TO THE TERMS OF THE INSTRUMENT OR INSTRUMENTS DESCRIBED AS GUARANTEED INVESTMENT CERTIFICATE AND THE ENTIRE RIGHT, TITLE, CLAIM AND INTEREST OF THE DEBTOR IN AND TO THE SAID INSTRUMENT OR INSTRUMENTS. AND ALL PROCEEDS INCLUDING, WITHOUT LIMITATION, ALL GOODS, SECURITIES, INSTRUMENTS, DOCUMENTS OF TITLE, CHATTEL PAPER, INTANGIBLES AND MONEY (ALL AS DEFINED IN THE PERSONAL PROPERTY SECURITY ACT, ANY REGULATIONS THEREUNDER AND ANY AMENDMENTS THERETO).

Registering Party:	HSBC BANK CANADA
1578 MARINE DRIVE,
WEST VANCOUVER BC V7V 1H8

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date:	JUN 27, 2002	Reg. Length:	2 YEARS
Reg. Time:	16:16:41	Expiry Date:	JUN 27, 2004
Base Reg. #:	475718A	Control #:	B4734292

This registration was selected and included for your protection because of close proximity to your search criteria.

Block#

S0001 Secured Party:	WILLIAM H. LAIRD
LETTERLICKY, MIDDLE BANTRY
COUNTY CORK IREL
=D0001 Base Debtor:	VOICE MOBILITY INC.
(Business) 13777 COMMERCE PKWY, STE 180
RICHMOND BC V6C 2X3

General Collateral:

ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY, INCLUDING WITHOUT LIMITATION FIXTURES AND ALL BILLS, NOTES AND OTHER INSTRUMENTS REPRESENTING THE SAME, AND ALL PROCEEDS OF ANY OF THE FOREGOING THAT ARE GOODS, TANGIBLES, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS OR MONEY (AND TERMS USED HEREIN THAT ARE DEFINED IN THE PERSONAL PROPERTY SECURITY ACT OF BRITISH COLUMBIA OR THE REGULATIONS MADE THEREUNDER HAVE THOSE DEFINED MEANINGS).

Registering Party:	WEST COAST TITLE SEARCH LTD
754 BROUGHTON ST, STE 100
VICTORIA BC V8W 1E1

**************** P P S A S E C U R I T Y A G R E E M E N T ****************

Reg. Date:	JAN 02, 2003	Reg. Length:	2 YEARS
Reg. Time:	14:52:38	Expiry Date:	JAN 2, 2005
Base Reg. #:	806411A	Control #:	B5065587

Block#

S0001 Secured Party:	WILLIAM LAIRD
LETTERLICKY, MIDDLE BANTRY
COUNTY CORK IREL
=D0001 Base Debtor:	VOICE MOBILITY INC.
(Business) 4190 LOUGHEED HWY, STE 100
BURNABY BC V5C 6A8

General Collateral:

ALL OF THE DEBTOR'S PRESENT AND AFTER-ACQUIRED PERSONAL PROPERTY, INCLUDING WITHOUT LIMITATION FIXTURES AND ALL BILLS, NOTES AND OTHER INSTRUMENTS REPRESENTING THE SAME, AND ALL PROCEEDS OF ANY OF THE FOREGOING THAT ARE GOODS, TANGIBLES, SECURITIES, DOCUMENTS OF TITLE, CHATTEL PAPER, INSTRUMENTS OR MONEY (AND TERMS USED HEREIN THAT ARE DEFINED IN THE PERSONAL PROPERTY SECURITY ACT OF BRITISH COLUMBIA OR THE REGULATIONS MADE THEREUNDER HAVE THOSE DEFINED MEANINGS).

Registering Party:	CATALYST CORPORATE FINANCE LAWYERS
1055 WEST HASTINGS ST., STE 1400
VANCOUVER BC V6E 2E9

SCHEDULE "D"
NEW GUARANTEE

GUARANTEE

THIS GUARANTEE made as of the ____ day of ________________, 2003.

GRANTED BY:

VOICE MOBILITY INTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada, with its principal place of business at 100 - 4190 Lougheed Highway, Burnaby, BC, V5C 6A8

(the "Guarantor")

TO:

WILLIAM H. LAIRD, a businessperson of PO Box 1022, Salmon Arm, BC, V1E 4P2

(the "Creditor")

WHEREAS:

A. Voice Mobility Inc. (the "Debtor") is a wholly owned subsidiary of the Guarantor.

B. Pursuant to several exchange agreements entered into between the Debtor and certain individuals (the "Lenders") dated September 9, 2003, the Lenders agreed subject to certain terms and conditions to exchange their debt for debt and warrants of the Company or their Series A/B Non-Voting Convertible Preferred Shares of the Guarantor for debt and warrants of the Guarantor. As a result, the Debtor will issue promissory notes (the "Notes") and the Guarantor will issue warrants to the Lenders for the debt exchanged.

C. As security for the obligations of the Debtor to the Lenders, the Company executed and delivered to the Creditor a general security agreement and the Debtor's repayment obligations under the Notes rank prior to all other indebtedness of the Company, other than existing registered charges and security interests.

D. Pursuant to lender's agent agreements between the Creditor and each of the Lenders dated September 9, 2003, the Lenders appointed the Creditor as their agent with respect to the security interest granted by the Debtor to the Lenders in accordance with the terms of their respective loan subscription agreements;

E. In the event that the Debtor does not pay the amounts owing under the Notes to the Lenders when due, or on demand of the Lenders where the Lenders are permitted to make such demand, the Creditor may make demand of the Guarantor under this Agreement to pay to the Creditor an amount necessary to allow the Debtor to make the required payment to the Lender.

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Guarantor) the Guarantor hereby covenants and agrees as follows:

This autonumbering uses the List Number styles (shortcut keys are Alt G1, Alt G2 etc.)

1. The Guarantor hereby guarantees that in the event the Debtor does not pay the amount owing under the Notes to the Lenders when due, or on demand of the Lenders where the Lenders are permitted to make such demand, the Guarantor will pay to the Creditor an amount necessary to allow the Creditor to make the required payment to the Lenders.

2. The Guarantor hereby guarantees payment to the Creditor of all reasonable costs and disbursements incurred by the Creditor in any actions or proceedings taken to recover such indebtedness (including all reasonable legal fees) whether or not legal proceedings are commenced.

3. The Creditor may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and the Guarantor and other parties and securities as the Creditor may see fit, and may apply all monies received from the Debtor, the Guarantor or others, or from securities, upon such part of the Debtor's liability as it may think best, without prejudice to or in any way limiting or lessening the liability of the Guarantor under this guarantee.

4. The Creditor shall not be bound to exhaust its recourse against the Debtor or any other parties or any securities it may hold before being entitled to payment from the Guarantor under this guarantee.

5. All cancelled Notes shall be accepted by the Guarantor as conclusive evidence that the Debtor has repaid to the Lenders or the Creditor the balance under the Notes.

6. Should the Creditor receive from the Guarantor a payment or payments in full or on account of the liability under this guarantee, the Guarantor shall not be entitled to claim repayment against the Debtor until the Creditor's claims against the Debtor under the terms of the Notes have been paid in full; and in case of the liquidation, winding-up or bankruptcy of the Debtor (whether voluntary or compulsory), the Creditor shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue liable, up to the amount guaranteed less any payments made by the Guarantor.

7. The Guarantor shall make payment to the Creditor of the amount of the Guarantor's liabilities hereunder within 30 days after demand therefor is made in writing and such demand shall be conclusively deemed to have been effectually made when an envelope containing it addressed to the Guarantor at the last address of the Guarantor known to the Creditor is delivered to the Guarantor or is deposited, postage prepaid and registered, in a Post Office in the City of Vancouver.

8. There are no representations, collateral agreements or conditions with respect to this instrument or affecting the Guarantor's liability hereunder other than as contained herein.

9. This instrument shall be governed by and interpreted in accordance with the laws of British Columbia and the Guarantor agrees that any legal suit, action or proceedings arising out of or relating to this instrument may be instituted in the courts of that province, and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgement thereof, provided that nothing herein shall limit the Creditor's right to bring proceedings against the Guarantor elsewhere.

10. No change in the constitution or composition of the Creditor or any successor or assign of the Creditor shall affect or impair the obligations of the Guarantor hereunder or any of the Creditor's, its successors and assigns, rights against the Guarantor, notwithstanding law, statute or rule to the contrary.

11. This instrument shall be binding upon the Guarantor, its successors, administrators and assigns and shall enure to the benefit of the Creditor and its successors and assigns.

IN WITNESS WHEREOF the Guarantor has executed this guarantee as of the day and year first above written.

VOICE MOBILITY INTERNATIONAL, INC.

Per: ___________________________________
 Authorized Signatory

SCHEDULE "E"
NEW LENDER'S AGENT AGREEMENT

LENDER'S AGENT AGREEMENT

THIS AGREEMENT is made effective as of this 9 day of September, 2003.

between:

●

(hereinafter called "Lender")

AND:

WILLIAM H. LAIRD, of PO Box 1022, Salmon Arm, BC, V1E 4P2

(hereinafter called the "Agent")

WHEREAS the Lender wishes to appoint the Agent as agent for the benefit of the Lender under the Security Documents (as such term is defined herein);

AND WHEREAS capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement (as such term is defined herein);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree with each other as follows:

This autonumbering uses the Heading styles (shortcut keys are Ctrl Alt 1, Ctrl Alt 2 etc.)

1. Defined Terms.

1.1 "Agency Agreement" means this lender's agent agreement entered into between the Lender and the Agent;

1.2 "Agent" means William H. Laird, acting as agent for the benefit of the Lenders under the Security Documents;

1.3 "Claim" means any claim of any nature whatsoever including any demand, cause of action, suit or proceeding;

1.4 "Company" means Voice Mobility Inc., a continued under the laws of the Canada Business Corporations Act.

1.5 "General Security Agreements" means the general security agreement entered into between the Company and the Agent;

1.6 "Guarantee Agreement" means the guarantee agreement entered into between the Guarantor and the Agent;

1.7 "Guarantor" means Voice Mobility International, Inc.;

1.8 "Holders" means the Lender and all other Persons from time to time holding any of the Notes;

1.9 "Lenders" means those persons who subscribe for the Notes under the Offering;

1.10 "Loss" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and all fees, disbursements and expenses of counsel, experts and consultants;

1.11 "Notes" means the 8% series C promissory notes of the Company;

1.12 "Person" means an individual, corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

1.13 "Required Holders" means, at any time, Holders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding Notes representing more than 50% of the aggregate outstanding principal amount of all outstanding Notes;

1.14 "Security Documents" means the Guarantee Agreement and the General Security Agreements; and

1.15 "Subscription Agreement" means the loan subscription agreements entered into between each of the Lenders and the Company.

2. Appointment of Agent

2.1 The Lender hereby designates and appoints the Agent to act as specified herein and in the Security Documents, and hereby authorizes the Agent as the agent for the Lender, to take such action on its behalf under the provisions of this Agency Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated by the terms of this Agency Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the Security Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with the Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agency Agreement or any Security Documents, or shall otherwise exist against the Agent. The provisions of this section are solely for the benefit of the Agent and the Lender, and neither the Company nor the Guarantor shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agency Agreement and the Security Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or the Guarantor or any of their respective affiliates.

3. Delegation of Duties

3.1 The Agent may execute any of its duties hereunder or under the other Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

4. Exculpatory Provisions

4.1 Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be: (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any Security Documents (except for its or such Person's own gross negligence or willful misconduct); or (ii) responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Company or the Guarantor contained herein or in any Security Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the Security Documents, or enforceability or sufficiency of this Agency Agreement or any Security Documents, or for any failure of the Company or the Guarantor to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Secured Party for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agency Agreement, or any Security Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Company or the Guarantor in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Holders or by or on behalf of the Company or the Guarantor to the Agent or any other Secured Party or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Notes or of the existence or possible existence of any Event of Default (as such term is defined in the certificates representing the Notes) or to inspect the property, books or records of the Company or the Guarantor or any of its affiliates. The Agent is not a trustee for any Holders and owes no fiduciary duty to any Holders.

5. Reliance on Communications

5.1 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Guarantor, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat each Lender as the owner of its interests under the Notes for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agency Agreement or under any Security Documents unless it shall first receive such advice or concurrence as it deems appropriate from the Required Holders, or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any Security Documents in accordance with a request of the Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders (including their successors and assigns).

6. Notice of Default

6.1 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Holder or the Company or the Guarantor referring to the Security Document, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to all of the Holders. The Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Holders.

7. Non-Reliance on Agent and Other Holders

7.1 The Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Company or the Guarantor or any of their respective affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Holder. The Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company, the Guarantor or their respective affiliates and made its own decision to make its advances hereunder and enter into this Agency Agreement. The Lender also represents that it will, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agency Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company, the Guarantor and their respective affiliates. Except for notices, reports and other documents expressly required to be furnished to the Holders (or any of them) by the Agent hereunder or under any Security Document, the Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, financial or other conditions, prospects or creditworthiness of the Company or the Guarantor or any of their respective affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8. Indemnification

8.1 The Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company or the Guarantor and without limiting the obligation of the Company or the Guarantor to do so), rateably according to the aggregate outstanding balance owing under the Notes, from and against any and all Claims and Losses which may at any time (including without limitation at any time following the final payment of all of the obligations under the Notes and under the other Security Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agency Agreement or the Security Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Holder shall be liable for the payment of any portion of such Claims or Losses resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Holders and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.2 The agreements in this Section shall survive the repayment of the Notes and all other obligations under the Security Documents.

9. Agent in its Individual Capacity

9.1 The Agent and its affiliates may generally engage in any kind of business with the Company or the Guarantor or their respective affiliates as though the Agent were not an agent hereunder. With respect to any Notes held by and all obligations of the Company and the Guarantor hereunder and under the Security Documents, the Agent shall have the same rights and powers as any Holder and may exercise the same as though it were not an Agent, and the terms "Holder" and "Holders" shall include the Agent in its individual capacity.

10. Successor Agents

10.1 The Agent may, at any time, resign upon 45 days' written notice to the Holders and the Company, and be removed with or without cause by the Required Holders upon 30 days' written notice to the Agent and the Company. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Agent acceptable to the Company (and to the extent possible, from among the Holders). If no successor Agent shall have been so appointed (and accepted such appointment) within 30 days after the notice of resignation or notice of removal, as appropriate, then the Agent shall select a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agency Agreement and the Security Documents and the provisions of this Section shall enure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agency Agreement. If no successor Agent has accepted appointment as a successor Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of such retiring Agent hereunder until such time, if any, as the Required Holders appoint a successor agent as provided for above.

11. Amendments

11.1 Neither this Agency Agreement nor any Security Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Holders and the Company or the Guarantor that is a party thereto, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Holder: (i) extend the final maturity of any Note or any portion thereof; (ii) reduce the rate or extend the time of payment of interest under any Notes; (iii) reduce the principal amount on any Notes; (iv) amend, modify or waive any provision of this Section 11; (v) reduce any percentage specified in, or otherwise modify, the definition of "Required Holders"; (vi) consent to the assignment or transfer by the Company of any of its rights and obligations under (or in respect of) any Security Document to which it is a party; (vii) release the Company or the Guarantor from their obligations under the Security Documents; or (viii) to the extent the obligations have become secured by the property of the Company and the Guarantor, release all or substantially all of such property.

11.2 Subject to Subsection 11.1, no amendment or waiver of any provisions of any Security Document, nor consent to any departure by the Company or the Guarantor or any other Person from such provisions, is effective unless in writing and approved by the Required Holders.

IN WITNESS WHEREOF this Agency Agreement has been duly executed by the parties on the date first written above.

SIGNED, SEALED AND DELIVERED BY ● ________________________________________ Name of Witness ________________________________________ Address of Witness ________________________________________	) ) ) ) ) ) ) ) ) ) ) )	___________________________________ ●

SIGNED, SEALED AND DELIVERED BY
WILLIAM H. LAIRD, as Agent for the Lender in the presence of

_______________________________________
Name of Witness

_______________________________________
Address of Witness

_______________________________________

	) ) ) ) ) ) ) ) ) ) ) )	____________________________________ WILLIAM H. LAIRD, as Agent for the Lender

SCHEDULE "F"
TSX PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

TORONTO STOCK EXCHANGE POLICIES AND FORMS

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1. DESCRIPTION OF TRANSACTION

(a) Name of issuer of the Securities:

Voice Mobility International, Inc.

(b) Number and Class of Securities to be Purchased:

_●_ common shares of the Issuer.

Common share purchase warrants to purchase up to ● common shares of the Issuer. One warrant will entitle the holder to purchase one common share for a period of five years from the closing date at a price of Cdn. $0.425 per share.

(c) Purchase Price: Deemed purchase price of Cdn. $0.425.

2. DETAILS OF PURCHASER

(a) Name of Purchaser: _●_

(b) Address: _●_

_________________________________

(b) Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

3. RELATIONSHIP TO ISSUER

(a) Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider:

(b) If the answer to (a) is "no", are the purchaser and the Issuer controlled by the same person or company? If so, give details:

4. DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the Issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:

__________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

UNDERTAKING

TO: THE TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the Securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said Securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at _______________________________, this _____ day of ___________ , 2003.

●

(Name of Purchaser - please print)

_________________________________________
(Authorized Signature)

_________________________________________
(Official capacity - please print)

_________________________________________
 (Please print name of individual whose signature
appears above, if different from name of
purchaser printed above)